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                                   EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our reports dated January 21, 1997 on the Advanta Corp. consolidated financial statements included in the Advanta Corp. Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Form S-3 Registration Statement.

                                Arthur Andersen LLP

Philadelphia, PA
 August 6, 1997